Exhibit 10.1

Visionary Education Technology Holdings Group Inc. to Partner with Camosun College

Markham, Canada, July 6, 2022 (GLOBE NEWSWIRE) -- Visionary Education Technology Holdings Group Inc. (the “Company”) (Nasdaq: VEDU), a private education provider located in Canada that offers high-quality education resources to students around the globe, today announced that on June 23, 2022, the Company, through its wholly-owned subsidiary Farvision Education Group Inc., entered into a non-binding Memorandum of Understanding (“MOU”) with Camosun College, a public college located in Victoria, British Columbia, Canada. Camosun College is accredited by the Province of British Columbia to deliver various education programs to international students who wish to obtain a two-year associates diploma, a four-year university degree, or a post-graduate diploma and who may eventually wish to transfer to another post-secondary institution in British Columbia to pursue a bachelor's degree or master's degree.

Pursuant to MOU, the parties agreed to develop a cooperative arrangement whereby Farvision will establish “Study Abroad Prep Schools” in China in which Chinese students will begin their post-secondary education taking Camosun College courses for one year before coming to Camosun College to complete their degree programs at Camosun’s Vancouver campus. Earning a degree from Camosun will enable those students to transfer to other post-secondary institutions in British Columbia via the British Columbia Council on Admission and Transfer (BCCAT) system. Under the MOU Farvision and Camosun will explore other cooperation projects, which are expected to include a Public Private Partnership (“PPP”), a Camosun College-MTM Animation Game Joint Collaboration Center, and an English for Academic Purpose (“EAP”) program.

Mr. David Xu, Chief Executive Officer and Chief Operating Officer of the Company, commented, “We are very pleased to embark on a partnership with Camosun College to offer diversified education programs and excited about the opportunity to provide international students with recruitment pathways to pursue education in Canada. The intended partnership with Camosun College is a reflection of our effort to continue our growth plan to collaborate with colleges and create more international academic opportunities for students. This partnership will help fulfill our mission to broaden access to the multicultural education system of Canada and facilitate the achievement of students’ full potential. Partnering with Camosun College will enable us to strengthen our education programs and access more than 100 different programs, certificates, and degrees offered by Camosun. We expect to help international students prepare for having an education in Canada and access to comprehensive education resources in the province of British Columbia in Canada.”

About Camosun College

Camosun College is located in beautiful Victoria, British Columbia with campuses on the Traditional Territories of the Lekwungen and W̱SÁNEĆ peoples. We acknowledge their welcome and graciousness to the students who seek knowledge here. Each year Camosun welcomes over 1,200 Indigenous students from First Nations, Métis, and Inuit groups, and over 2,100 international students from more than 80 countries. The college welcomed its first students in 1971 and adopted the name “Camosun”, a local Lkwungen (Songhees) First Nation name meaning “where different waters meet and are transformed.” Today, Camosun College offers over 160 innovative programs to help meet the needs of students and communities in Victoria and beyond. For more information, visit Camosun College’s website at https://camosun.ca/.

About Visionary Education Technology Holdings Group Inc.

Visionary Education Technology Holdings Group Inc., headquartered in Markham, Canada, is a private education provider located in Canada that offers high-quality education resources to students around the globe. The Company aims to provide access to secondary, college, undergraduate and graduate and vocational education to students in Canada through technological innovation so that more people can learn, grow and succeed to their full potential. As a fully integrated provider of educational programs and services in Canada, the Company has been serving and will continue to serve both Canadian and international students. For more information, visit the Company’s website at https://ir.visiongroupca.com.

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Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “would,” “continue,” “should,” “may,” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company's registration statement and in its other filings with the SEC.

For more information, please contact:

Visionary Education Technology Holdings Group Inc.

Investor Relations Department
Email: ir@farvision.ca

Ascent Investors Relations LLC
Tina Xiao
President
Phone: +1 917-609-0333
Email: tina.xiao@ascent-ir.com

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